Exhibit 4.3

RICE ADDENDUM TO SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Addendum to Settlement Agreement and Mutual Release (the “Addendum”) is made, entered into and executed as of the Effective Date by and between APT Group, Inc. d/b/a MotoVox, a Missouri corporation with its principal place of business in Kansas City, Missouri, APT IP Holdings, LLC, APT Powersport and Utility Products, LLC and American Performance Technologies, LLC (collectively, “MotoVox”), on one hand, and Northern Group, Inc. (“Northern Group”), Olen Rice, an individual, (“Rice”)

Whereas, Section 2.3 of the Settlement Agreement and Mutual Release entered into by the undersigned parties provides:

“2.3  Confidentiality.  The Parties shall be prohibited from disclosing the terms of settlement to the public, including but not limited to the release of the Wisconsin Cases by Olen Rice and Northern Group, unless disclosure of the settlement terms is required to comply with SEC or other regulators.  This section shall not prohibit MotoVox from disclosing the terms of this Agreement to its investors, shareholders, or prospective shareholders.”.

Whereas, the Motovox, Northern Group and Rice have agreed to amend the Settlement Agreement and Mutual Release as provided below.

Now, for good and valuable consideration, the receipt and sufficiency being hereby acknowledged, the undersigned agreed to amend the Settlement Agreement and Mutual Release as follows:

With respect to Section 2.3, as it pertains to any terms applicable to Northern Group and Rice shall be amended to remove “prospective shareholders” from the last sentence.  In addition, Section 2.3 shall not prohibit Northern Group and Rice from disclosing to third parties that his/its decision to release Motovox from the Wisconsin Cases was primarily based upon Northern Group and Rice’s belief that Motovox was uncollectable or that the cost of collection was outweighed by the likelihood of success in collecting from Motovox.

In all other respects, the Settlement Agreement and Mutual Release remains unchanged.

IN WITNESS WHEREOF, the undersigned Parties hereto, intending to be legally bound and to so bind their respective representatives, successors and assigns, set their hands on the date written immediately below.
APT GROUP, INC. D/B/A MOTOVOX

By: Troy A. Covey
Its President
Dated: November 18, 2014
APT IP HOLDINGS, LLC
By: Troy A. Covey
Its Managing Member
Dated: November 18, 2014
APT POWERSPORT AND UTILITY PRODUCTS, LLC
By: Troy A. Covey
Its Managing Member
Dated: November 18, 2014
AMERICAN PERFORMANCE TECHNOLOGIES, LLC

By: Troy A. Covey
Its Managing Member
Dated: November 18, 2014

NORTHERN GROUP, INC.

By:
Its ________________
Dated:________________

OLEN RICE

By:

Dated:________________